EXHIBIT 4.5

AMENDED AND RESTATED
SECOND LIEN PLEDGE AND SECURITY AGREEMENT

This AMENDED AND RESTATED SECOND LIEN PLEDGE AND SECURITY AGREEMENT (the "Security Agreement"), dated as of August 1, 2008, between ENCOMPASS GROUP AFFILIATES, INC., a Delaware corporation, (“Encompass”), ENCOMPASS GROUP AFFILIATES, INC., a Florida corporation (“Encompass Florida”), SPECTRUCELL, INC., a Delaware corporation (“SpectruCell”), HUDSON STREET INVESTMENTS, INC., a Delaware corporation (“Hudson Street”), CYBER-TEST, INC., a Delaware corporation (“Cyber-Test”), TRITRONICS, INC., a Maryland corporation ("Tritronics") and VANCE BALDWIN, INC., a Florida corporation (“Vance Baldwin” and, together with Encompass, Encompass Florida, SpectruCell, Hudson Street, Cyber-Test and Tritronics, each a “Grantor”) and SANKATY ADVISORS, LLC, in its capacity as second lien collateral agent (the “Second Lien Agent”) for the Subordinated Note Purchasers.

W I T N E S S E T 60;H:

WHEREAS, pursuant to that certain Note Purchase Agreement, dated as of August 17, 2007, by and among Encompass, Encompass Florida (formerly known as Advanced Communications Technologies, Inc.), SpectruCell, Hudson Street, Cyber-Test, Vance Baldwin, Persons designated as “Guarantors” on the signature pages thereof, First Lien Collateral Agent, Second Lien Agent and the persons signatory thereto as Note Purchasers (including all annexes, exhibits and schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the “Original Note Purchase Agreement”), the Senior Note Purchasers purchased Senior Notes due 2012 and the Subordinated Note Purchasers purchased Series A Subordinated Notes due 2013 (collectively, the “Original Notes”);

WHEREAS, in connection with the Original Note Purchase Agreement, Encompass, Encompass Florida, SpectruCell, Hudson Street, Cyber-Test and Vance Baldwin (collectively, the "Original Grantors") entered into that certain Second Lien Pledge and Security Agreement, dated as of August 17, 2007 (the "Original Security Agreement"), with the Second Lien Agent, pursuant to which the Original Grantors granted a continuing Lien on the Collateral (each as hereinafter defined) to secure the Subordinated Note Obligations in respect of the Series A Subordinated Notes as provided therein;

WHEREAS, the Original Grantors, Tritronics, Persons designated as “Guarantors” on the signature pages thereof, First Lien Collateral Agent, Second Lien Agent and the persons signatory thereto as Note Purchasers have agreed to enter into that certain Amended and Restated Note Purchase Agreement, dated as of the date hereof (including all annexes, exhibits and schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the “Note Purchase Agreement”), which amends and restates in its entirety the Original Note Purchase Agreement;

WHEREAS, pursuant to the Note Purchase Agreement, the Subordinated Note Purchasers have agreed to purchase Series B Subordinated Notes due 2013 (together with the Series A Subordinated Notes, the "Subordinated Notes");

WHEREAS, in order to induce the Subordinated Note Purchasers to enter into the Note Purchase Agreement and other Note Documents and to induce the Subordinated Note Purchasers to purchase the Subordinated Notes as provided for in the Note Purchase Agreement, each Grantor has agreed to grant a continuing Lien on the Collateral (each as hereinafter defined) to secure the Subordinated Note Obligations as provided herein;

WHEREAS, it is a condition precedent to the effectiveness of the Note Purchase Agreement that the Grantors shall have executed and delivered this Security Agreement to the Second Lien Agent as replacement of the Original Security Agreement;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. DEFINED TERMS.

(a) All capitalized terms used but not otherwise defined herein have the meanings given to them in the Note Purchase Agreement or in Appendix I thereto. All other terms contained in this Security Agreement, unless the context indicates otherwise, have the meanings provided for by the Code to the extent the same are used or defined therein.

(b) “Account Debtor” means any Person who may become obligated to any Note Party under, with respect to, or on account of, an Account, Chattel Paper or General Intangibles (including a payment intangible).

(c) “Accounts” means collectively all “accounts,” as such term is defined in the Code, now owned or hereafter acquired by any Note Party, including (a) all accounts receivable, other receivables, book debts and other forms of obligations (including any such obligations that may be characterized as an account or contract right under the Code), (b) all of each Note Party’s rights in, to and under all purchase orders or receipts for goods or services, (c) all of each Note Party’s rights to any goods represented by any of the foregoing (including unpaid sellers’ rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), (d) all rights to payment due to any Note Party for property sold, leased, licensed, assigned or otherwise disposed of, for a policy of insurance issued or to be issued, for a secondary obligation incurred or to be incurred, or for services rendered or to be rendered by such Note Party or in connection with any other transaction (whether or not yet earned by performance on the part of such Note Party) and (e) all collateral security of any kind, given by any Account Debtor or any other Person with respect to any of the foregoing.

(d) “Code” means the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of New York; provided, that to the extent that the Code is used to define any term herein or in any other Note Document and such term is defined differently in different Articles of the Code, the definition of such term contained in Article 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Second Lien Agent’s or any Note Purchaser’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

(e) “Contracts” means all “contracts,” as such term is defined in the Code, now owned or hereafter acquired by any Note Party, in any event, including all contracts, undertakings, or agreements (other than rights evidenced by Chattel Paper), Documents or Instruments in or under which any Note Party may now or hereafter have any right, title or interest, including any agreement relating to the terms of payment or the terms of performance of any Account.

(f) “Control Letter” means a letter agreement between Second Lien Agent and (i) the issuer of uncertificated securities with respect to uncertificated securities in the name of any Note Party, (ii) a securities intermediary with respect to securities, whether certificated or uncertificated, securities entitlements and other financial assets held in a securities account in the name of any Note Party, (iii) a futures commission merchant or clearing house, as applicable, with respect to commodity accounts and commodity contracts held by any Note Party, whereby, among other things, the issuer, securities intermediary or futures commission merchant, as applicable, disclaims, subordinates or limits its security interest in the applicable financial assets, acknowledges the Lien of Second Lien Agent, for the benefit of Subordinated Note Purchasers, on such financial assets, and agrees to follow the instructions or entitlement orders of Second Lien Agent without further consent by the affected Note Party.

(g) “Copyrights” means all of the following now owned or hereafter adopted or acquired by any Note Party: (a) all copyrights and General Intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof, and (b) all reissues, extensions or renewals thereof.

(h) “License” means any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by any Note Party.

(i) “Patents” means all of the following in which any Note Party now holds or hereafter acquires any interest: (a) all letters patent of the United States or of any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or of any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state, or any other country, and (b) all reissues, continuations, continuations-in-part or extensions thereof.

(j) “Software” shall mean all source and object code now owned or hereafter acquired by any Note Party.

(k) “Trademarks” means all of the following now owned or hereafter existing or adopted or acquired by any Note Party: (a) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered and any derivatives thereof), all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof; (b) all reissues, extensions or renewals thereof; and (c) all goodwill associated with or symbolized by any of the foregoing.

(l) "Uniform Commercial Code jurisdiction" means any jurisdiction that has adopted all or substantially all of Article 9 as contained in the 2004 Official Text of the Uniform Commercial Code, as recommended by the National Conference of Commissioners on Uniform State Laws and the American Law Institute, together with any subsequent amendments or modifications to the Official Text.

2. GRANT OF LIEN.
(a) To secure the prompt and complete payment, performance and observance of all of the Subordinated Note Obligations (specifically including, without limitation, each Grantor’s Note Obligations arising under the cross-guaranty provisions of Section 10 of the Note Purchase Agreement), the Grantor hereby grants, assigns, conveys, mortgages, pledges, hypothecates and transfers to Second Lien Agent, for the benefit of Subordinated Note Purchasers, a second priority Lien upon all of its right, title and interest in, to and under all personal property and other assets, whether now owned by or owing to, or hereafter acquired by or arising in favor of the Grantor (including under any trade names, styles or derivations thereof), and whether owned or consigned by or to, or leased from or to, the Grantor, and regardless of where located (all of which being hereinafter collectively referred to as the “Collateral”), including:

(i) all Accounts;

(ii) all Chattel Paper;

(iii) all Documents;

(iv) all General Intangibles (including payment intangibles and Software);

(v) all Goods (including Inventory, Equipment and Fixtures);

(vi) all Instruments;

(vii) all Investments;

(viii) all Deposit Accounts of the Grantor;

(ix) all money, cash or cash equivalents of the Grantor;

(x) all supporting obligations and letter-of-credit rights of the Grantor;

(xi) all commercial tort claims, including, without limitation, those set forth on Schedule I;

(xii) all Securities and Investment Property, including without limitation the shares of stock or other equity interests listed on Schedule VI;

(xiii) all Intellectual Property; and

(xiv) to the extent not otherwise included, all Proceeds, insurance claims and other rights to payments not otherwise included in the foregoing and products of the foregoing and all accessions to, substitutions and replacements for, and rents and profits of, each of the foregoing.

(b) In addition, to secure the prompt and complete payment, performance and observance of the Subordinated Note Obligations and in order to induce Second Lien Agent and Subordinated Note Purchasers as aforesaid, the Grantor hereby grants to Second Lien Agent, for the benefit of Subordinated Note Purchasers, a right of setoff against the property of the Grantor held by Second Lien Agent or any Subordinated Note Purchaser, consisting of property described above in Section 2(a) now or hereafter in the possession or custody of or in transit to Second Lien Agent or any Subordinated Note Purchaser, for any purpose, including safekeeping, collection or pledge, for the account of the Grantor, or as to which the Grantor may have any right or power.

(c) Grantor hereby acknowledges and agrees that upon the payment in full of the Senior Notes, the First Lien Collateral Agent shall deliver (or cause to be delivered) to the Second Lien Agent such Collateral that has been pledged to the Senior Note Purchasers under the Note Purchase Agreement and is in the possession of the First Lien Collateral Agent at the time of such payment in full of the Senior Notes, provided, that, in the event any such Collateral comes into the possession of Grantor upon, or at any time following, the payment in full of the Senior Notes, it shall promptly deliver the same to the Second Lien Agent pursuant hereto.

(d) Grantor and the Second Lien Agent acknowledge their mutual intent that all security interests contemplated herein are given as a contemporaneous exchange for new value to Grantor, regardless of when advances to Grantor are actually made or when the Collateral is created or acquired.

3. SECOND LIEN AGENT’S AND SUBORDINATED NOTE PURCHASERS’ RIGHTS: LIMITATIONS ON SECOND LIEN AGENT’S AND SENIOR NOTE PURCHASERS’ OBLIGATIONS.

(a) It is expressly agreed by Grantor that, anything herein to the contrary notwithstanding, the Grantor shall remain liable under each of its Contracts and each of its Licenses to observe and perform all the conditions and obligations to be observed and performed by it thereunder. Neither Second Lien Agent nor any Subordinated Note Purchaser shall have any obligation or liability under any Contract or License by reason of or arising out of this Security Agreement or the granting herein of a Lien thereon or the receipt by Second Lien Agent or any Subordinated Note Purchaser of any payment relating to any Contract or License pursuant hereto. Neither Second Lien Agent nor any Subordinated Note Purchaser shall be required or obligated in any manner to perform or fulfill any of the obligations of the Grantor under or pursuant to any Contract or License, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Contract or License, or to present or file any claims, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

(b) Second Lien Agent may at any time after an Event of Default has occurred and be continuing (or, if an Event of Default shall have occurred and be continuing, if any rights of set-off or contra accounts may be asserted with respect to the following), without prior notice to the Grantor, notify Account Debtors and other Persons obligated on the Collateral that Second Lien Agent has a security interest therein, and that payments shall be made directly to Second Lien Agent. Upon the request of Second Lien Agent during the continuance of an Event of Default, the Grantor shall so notify Account Debtors and other Persons obligated on Collateral. Once any such notice has been given to any Account Debtor or other Person obligated on the Collateral, the Grantor shall not give any contrary instructions to such Account Debtor or other Person without Second Lien Agent’s prior written consent.

(c) Second Lien Agent may at any time in Second Lien Agent’s own name, in the name of a nominee of Second Lien Agent or in the name of the Grantor communicate (by mail, telephone, facsimile or otherwise) with Account Debtors, parties to Contracts and obligors in respect of Instruments to verify with such Persons, to Second Lien Agent’s satisfaction, the existence, amount, terms of, and any other matter relating to, Accounts, payment intangibles, Instruments or Chattel Paper. If a Default or Event of Default shall have occurred and be continuing, the Grantor, at its own expense, shall prepare and deliver to Second Lien Agent and each Subordinated Note Purchaser at any time and from time to time promptly upon Second Lien Agent’s request the following reports with respect to the Grantor: (i) a reconciliation of all Accounts; (ii) an aging of all such Accounts; (iii) trial balances; and (iv) a test verification of Accounts as Second Lien Agent may request. Upon request by Second Lien Agent, the Grantor, at its own expense, shall deliver to Second Lien Agent the results of each physical verification, if any, which the Grantor may in its discretion have made, or caused any other Person to have made on its behalf, of all or any portion of its Inventory.

4. REPRESENTATIONS AND WARRANTIES. The Grantor represents and warrants that:

(a) (i) The Grantor has rights in and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder free and clear of any and all Liens, other than Permitted Encumbrances.

(b) No effective security agreement, financing statement, equivalent security or Lien instrument or continuation statement covering all or any part of the Collateral is on file or of record in any public office, except such as may have been filed (i) by the Grantor in favor of Second Lien Agent pursuant to this Security Agreement or the other Note Documents, (ii) by the Grantor in favor of the First Lien Collateral Agent pursuant to the First Lien Security Agreement or the other Note Documents, and (iii) in connection with any other Permitted Encumbrances.

(c) This Security Agreement is effective to create a valid and continuing Lien on and upon the filing of the appropriate financing statements in the correct filing office of the respective jurisdictions listed on Schedule II hereto, a perfected Lien in favor of Second Lien Agent, for the benefit of Subordinated Note Purchasers, on the Collateral with respect to which a Lien may be perfected by filing pursuant to the Code. Subject to Permitted Encumbrances, such Lien is superior and prior to the rights of all other Persons and is enforceable as such as against any and all creditors of and purchasers from the Grantor (other than purchasers and lessees of Inventory in the ordinary course of business or to the extent permitted under the Note Purchase Agreement). All action by the Grantor necessary or desirable to protect and perfect such Lien on each item of the Collateral has been duly authorized by the Grantor to be taken by Second Lien Agent.

(d) Schedule III hereto lists, as of the date of this Security Agreement, all Instruments and letter of credit rights of the Grantor evidencing obligations of more than $25,000 individually or in the aggregate. All action by the Grantor necessary or desirable to protect and perfect the Lien of Second Lien Agent on each item set forth on Schedule III has been duly taken by the Grantor. The Lien of Second Lien Agent, for the benefit of the Subordinated Note Purchasers, on the Collateral listed on Schedule III hereto is prior to all other Liens, except Permitted Encumbrances, and is enforceable as such against any and all creditors of and purchasers from the Grantor.

(e) The Grantor’s name as it appears in official filings in the state of its incorporation or other organization, the type of entity of the Grantor (including corporation, partnership, limited partnership or limited liability company), organizational identification number issued by the Grantor’s state of incorporation or organization or a statement that no such number has been issued, the Grantor’s state of organization or incorporation, the location of the Grantor’s chief executive office, principal place of business, and as of the date of this Security Agreement, all offices, warehouses and premises where Collateral is located other than (i) Collateral in transit between Grantor’s locations as indicated on Schedule 5.2.1 of the Note Purchase Agreement, and (ii) Equipment with third parties for repair so long as such Equipment does not exceed $50,000 in the aggregate and at no time will such Equipment remain at a location other than listed in Schedule 5.2.1 of the Note Purchase Agreement for more than 120 days, and the locations of its books and records concerning the Collateral as of the date of this Security Agreement are set forth on Schedule IV  hereto. The Grantor has only one state of incorporation or organization.

(f) With respect to the Accounts, except as specifically disclosed in the most recent collateral report delivered to the Subordinated Note Purchasers (i) they represent bona fide sales of Inventory or rendering of services to Account Debtors in the ordinary course of the Grantor’s business and are not evidenced by a judgment or instrument; (ii) to the Grantor’s knowledge, there are no material setoffs, claims or disputes existing or asserted with respect thereto and the Grantor has not made any agreement with any Account Debtor for any extension of time for the payment thereof, any compromise or settlement for less than the full amount thereof, any release of any Account Debtor from liability therefor, or any deduction therefrom except a discount or allowance allowed by the Grantor in the ordinary course of its business and consistent with past practices; (iii) to the Grantor’s knowledge, there are no facts, events or occurrences which impairs the validity or enforceability thereof in any material respect or could reasonably be expected to reduce the amount payable thereunder as shown on the Grantor’s books and records and any invoices, statements and collateral reports delivered to Second Lien Agent and Subordinated Note Purchasers with respect thereto in any material respect; (iv) the Grantor has not received any notice of proceedings or actions which are threatened or pending against any Account Debtor which might result in any adverse change in such Account Debtor’s financial condition; and (v) the Grantor does not have knowledge that any Account Debtor is unable generally to pay its debts as they become due. Further with respect to the Accounts (x) the amounts shown on all invoices, statements and collateral reports which may be delivered to the Second Lien Agent with respect thereto are actually owing to the Grantor as indicated thereon and are not contingent in any material respect; (y) no payments have been or shall be made thereon except payments promptly delivered to the applicable Deposit Accounts in the ordinary course of its business and consistent with past practices; and (z) to the Grantor’s knowledge, all Account Debtors have the capacity to contract.

(g) With respect to any Inventory scheduled or listed on the most recent collateral report delivered to Second Lien Agent pursuant to the terms of this Security Agreement or the Note Purchase Agreement, (i) as of the date of this Security Agreement, such Inventory is located at one of the Grantor’s locations set forth on Schedule IV hereto, (iii) subject to Permitted Encumbrances, the Grantor has good, indefeasible and merchantable title to such Inventory and such Inventory is not subject to any Lien or security interest or document whatsoever except for the Lien granted to Second Lien Agent, for the benefit of the Subordinated Note Purchasers, and (iv) except as specifically disclosed in the most recent collateral report delivered to Second Lien Agent, such Inventory is of good and merchantable quality in all material respects, free from any material defects.

(h) The Grantor does not have any interest in, or title to, any Patent, Trademark or Copyright as of the date of this Security Agreement except as set forth in Schedule V hereto. This Security Agreement is effective to create a valid and continuing Lien on and, upon filing of the Copyright Security Agreements with the United States Copyright Office and filing of the Patent Security Agreements and the Trademark Security Agreements with the United States Patent and Trademark Office, perfected Liens in favor of Second Lien Agent on the Grantor’s Patents, Trademarks and Copyrights and such perfected Liens are enforceable as such as against any and all creditors of and purchasers from the Grantor except holders of Permitted Encumbrances on any Patent, Trademark or Copyright securing Indebtedness that is permitted under the Note Purchase Agreement. Upon filing of the Copyright Security Agreements with the United States Copyright Office and filing of the Patent Security Agreements and the Trademark Security Agreements with the United States Patent and Trademark Office and the filing of appropriate financing statements listed on Schedule II hereto, all action necessary or desirable to protect and perfect Second Lien Agent’s Lien on the Grantor’s Patents, Trademarks or Copyrights has been duly authorized by the Grantor to be taken by Second Lien Agent.

(i) The Securities are not subject to any purchase agreement, voting trust or other agreement affecting, restricting, or limiting the sale, transfer, disposition or voting rights concerning said Securities

5. COVENANTS. The Grantor covenants and agrees with Second Lien Agent, for the benefit of Subordinated Note Purchasers, that from and after the date of this Security Agreement and so long as any Subordinated Note remains outstanding:

(a) Further Assurances: Pledge of Instruments.

(i) At any time and from time to time, upon the request of Second Lien Agent and at the sole expense of Grantor, the Grantor shall promptly and duly execute and deliver any and all such further instruments and documents and take such further actions as Second Lien Agent may reasonably deem desirable to obtain the full benefits of this Security Agreement and of the rights and powers herein granted, including (A) using its commercially reasonable efforts to secure all consents and approvals necessary or appropriate for the collateral assignment to or for the benefit of Second Lien Agent of any License or Contract held by the Grantor and to enforce the security interests granted hereunder; and (B) filing any financing or continuation statements under the Code with respect to the Liens granted hereunder or under any other Note Document as to those jurisdictions that are not Uniform Commercial Code jurisdictions.

(ii) Unless Second Lien Agent shall otherwise consent in writing (which consent may be revoked), the Grantor shall deliver to Second Lien Agent all Collateral consisting of negotiable documents, certificated securities, and Instruments (in each case, accompanied by stock powers, allonges or other instruments of transfer executed in blank) which are not subject to Permitted Encumbrances, evidencing obligations in excess of $25,000 individually, promptly after such Note Party receives the same.

(iii) The Grantor shall obtain or use its commercially reasonable efforts to obtain waivers or subordinations of Liens from landlords of property on which material Collateral is located when and to the extent required by the Note Purchase Agreement.

(iv) If required by the terms of the Note Purchase Agreement and not waived by Second Lien Agent in writing (which waiver may be revoked) or if requested by the Second Lien Agent or any Subordinated Note Purchaser, the Grantor shall use commercially reasonable efforts to obtain authenticated Control Letters from each issuer of uncertificated securities, securities intermediary, or commodities intermediary issuing or holding any financial assets or commodities to or for the Grantor.

(v) The Grantor shall obtain a deposit account control agreement with each bank or financial institution holding a Deposit Account (other than payroll accounts) for the Grantor to the extent required by the Note Purchase Agreement.

(vi) The Grantor that is or becomes the beneficiary of a letter of credit having face amounts of $25,000 individually, or in the aggregate, or more shall promptly, and in any event within ten (10) Business Days after becoming a beneficiary, notify Second Lien Agent thereof and use commercially reasonable efforts to enter into a tri-party agreement with Second Lien Agent and the issuer and/or confirmation bank with respect to letter-of-credit rights assigning such letter-of-credit rights to Second Lien Agent and directing all payments thereunder to the collection account, all in form and substance reasonably satisfactory to Second Lien Agent.

(vii) The Grantor shall take all steps reasonably necessary to grant the Second Lien Agent control of all electronic chattel paper in accordance with the Code and all “transferable records” as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.

(viii) The Grantor hereby irrevocably authorizes the Second Lien Agent at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral is described as set forth in Section 2, hereof, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Code or such jurisdiction, or as being of an equal or lesser scope or with greater detail and (b) contain any other information required by part 5 of Article 9 of the Code for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether the Grantor is an organization, the type of organization and any organization identification number issued to the Grantor, and (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. The Grantor agrees to furnish any such information to the Second Lien Agent promptly upon request. The Grantor also ratifies its authorization for the Second Lien Agent to have filed in any Uniform Commercial Code jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

(ix) The Grantor shall promptly, and in any event within ten (10) Business Days after the same is acquired by it in which the claim exceeds $100,000, notify Second Lien Agent of any commercial tort claim (as defined in the Code) acquired by it and unless otherwise consented by Second Lien Agent, the Grantor shall enter into a supplement to this Security Agreement, granting to Second Lien Agent a Lien in such commercial tort claim.

(x) Upon any Subsidiary becoming a Note Party pursuant to Section 7.9 of the Note Purchase Agreement, such Subsidiary shall concurrently become a party to this Security Agreement and grant to Second Lien Agent, for the benefit of the Subordinated Note Purchasers, a Lien upon all of such Subsidiary’s right, title and interest in, to and under all Collateral, then owned by or owing to, or thereafter acquired by or arising in favor of such Subsidiary.

(b) Maintenance of Records. The Grantor shall keep and maintain, at its own cost and expense, satisfactory and complete records of the Collateral, including without limitation a record of all related customer contracts and accounts receivable, furniture, fixtures, information technology, vehicles, licensing arrangements and applicable proceeds of the foregoing, Liens related thereto.

(c) Covenants Regarding Patent, Trademark and Copyright Collateral.

(i) Unless Grantor shall reasonably determine that the applicable Patent, Trademark or Copyright is not material to the conduct of its business or operations, the Grantor shall notify Second Lien Agent immediately if it knows or has reason to know that any application or registration relating to any material Patent, Trademark or Copyright (now or hereafter existing) may become abandoned or dedicated, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) regarding the Grantor’s ownership of any material Patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same.

(ii) In no event shall the Grantor, either itself or through any agent, employee, licensee or designee, file an application for the registration of any Patent, Trademark or Copyright with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency without giving Second Lien Agent prior written notice thereof, and, upon request of Second Lien Agent, Grantor shall execute and deliver any and all Patent Security Agreements, Copyright Security Agreements or Trademark Security Agreements as Second Lien Agent may request to evidence Second Lien Agent’s Lien on such Patent, Trademark or Copyright, and the General Intangibles of the Grantor relating thereto or represented thereby.

(iii) Unless Grantor shall reasonably determine that the applicable Patent, Trademark or Copyright is not material to the conduct of its business or operations, the Grantor shall take all actions necessary or reasonably requested by Second Lien Agent to maintain and pursue (in each case, in a manner consistent with reasonable responsible business and legal practices) each application, to obtain the relevant registration and to maintain the registration of each of the Patents, Trademarks and Copyrights (now or hereafter existing), including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings.

(iv) In the event that any material Patent, Trademark or Copyright Collateral is infringed upon, or misappropriated or diluted by a third party, the Grantor shall, unless Grantor shall reasonably determine that such Patent, Trademark or Copyright Collateral is not material to the conduct of its business or operations, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and shall take such other actions as are commercially reasonable under the circumstances to protect such Patent, Trademark or Copyright Collateral.

(d) Indemnification. In consideration of the execution and delivery of the Note Purchase Agreement, each Note Party agrees to indemnify and hold each Subordinated Note Purchaser and each Subordinated Note Purchaser’s directors, Affiliates, and agents (for the purposes of this section each is an “Indemnified Party”) harmless from and against any and all claims, losses, Subordinated Note Obligations and liabilities arising out of or resulting from any or all of (i) this Security Agreement and (ii) the transactions contemplated by this Security Agreement (including enforcement of this Security Agreement) in all cases, except for claims, losses or liabilities to the extent resulting from an Indemnified Party’s gross negligence or willful misconduct. The indemnification provided for in this section is in addition to, and not in limitation of, any other indemnification or insurance provided by any Note Party to any Subordinated Note Purchaser.

(e) Compliance with Terms of Accounts, etc. In all material respects, Grantor will perform and comply with all obligations in respect of the Collateral and all other agreements to which it is a party or by which it is bound relating to the Collateral.

(f) Limitation on Liens on Collateral. Grantor will not create, permit or suffer to exist, and Grantor will defend the Collateral against, and take such other action as is necessary to remove, any Lien on the Collateral except Permitted Encumbrances, and will defend the right, title and interest of Second Lien Agent and Subordinated Note Purchasers in and to any of the Grantor’s rights under the Collateral against the claims and demands of all Persons whomsoever, other than holders of Permitted Encumbrances.

(g) Limitations on Disposition. Grantor will not sell, license, lease, transfer or otherwise dispose of any of the Collateral, or attempt or contract to do so except as permitted by the Note Purchase Agreement.

(h) Further Identification of Collateral. Grantor will, if so reasonably requested by Second Lien Agent, furnish to Second Lien Agent, as often as Second Lien Agent requests, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Second Lien Agent may reasonably request, all in such detail as Second Lien Agent may specify.

(i) Notices. Grantor will advise Second Lien Agent promptly, in reasonable detail, (i) of any Lien (other than Permitted Encumbrances) or material claim made or asserted against any of the Collateral, and (ii) of the occurrence of any other event which would have a material adverse effect on the aggregate value of the Collateral or on the Liens created hereunder or under any other Note Document, other than the creation or occurrence of a Permitted Encumbrance.

(j) No Reincorporation. Without limiting the prohibitions on mergers involving the Grantor contained in the Note Purchase Agreement, Grantor shall not reincorporate or reorganize itself under the laws of any jurisdiction other than the jurisdiction in which it is incorporated or organized as of the date hereof without ten (10) Business Days prior written notice to Second Lien Agent.

(k) Terminations; Amendments Not Authorized. Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement without the prior written consent of Second Lien Agent and agrees that it will not do so without the prior written consent of Second Lien Agent, subject to the Grantor's rights under Section 9-509(d)(2) of the Code.

(l) Authorized Terminations. Second Lien Agent will promptly deliver to the Grantor for filing or authorize Grantor to prepare and file termination statements and releases in accordance with the Note Purchase Agreement.

(m) New Locations. Upon storing Inventory at any location other than those listed in Section 5.2.1 to the Note Purchase Agreement, the Grantor shall make commercially reasonable efforts to obtain, within ninety (90) days of storing Inventory at such location, a duly executed landlord consent permitting the Second Lien Agent to remove the personal property of the Note Parties from such location.

6. COLLECTION OF DIVIDENDS. During the term of this Security Agreement, Grantor is authorized to collect all dividends, distributions, payments and other amounts that may be or become payable on any of the Collateral so long as no Event of Default has occurred. Upon the occurrence of an Event of Default and during the continuance of an Event of Default, the Second Lien Agent is authorized to collect all dividends, distributions, payments or other amounts that may be or become payable on any of the Securities. Such amounts collected may, at the option of the Second Lien Agent, be applied to the indebtedness secured hereby. The Second Lien Agent shall be under no obligation to collect any such amounts.

7. VOTING RIGHTS. Subject to the immediately following sentence, Grantor shall have the right, where applicable, to vote the Collateral on all corporate questions, or otherwise exercise such similar rights as may arise from the Collateral. Upon the occurrence of an Event of Default and during the continuance of an Event of Default, such right shall, at the option of the Second Lien Agent, terminate whereupon the Second Lien Agent may exercise all such rights. Grantor agrees to appoint the Second Lien Agent as its proxy for such purpose, and to execute such additional documents as are necessary to effect the same.

8. EXERCISE OF OPTIONS. In the event that during the term of this Security Agreement subscription warrants or any other rights or options shall be issued in connection with the Collateral, such warrants, rights and options shall constitute part of the Collateral. If such subscription warrants or other rights or options shall expire during the term of this Security Agreement and Grantor has not elected to exercise such warrants or options, the Second Lien Agent may elect (without any duty to do so) to exercise such warrants, rights and options at its own expense and to the extent assignable, Grantor will assign his rights thereunder. All new equity interests so acquired shall be subject to and held under the terms hereof as Collateral.

9. SECOND LIEN AGENT’S APPOINTMENT AS ATTORNEY-IN-FACT.

On the Closing Date, Grantor shall execute and deliver to Second Lien Agent a power of attorney (the “Power of Attorney”) substantially in the form attached hereto as Exhibit A. The power of attorney granted pursuant to the Power of Attorney is a power coupled with an interest and shall be irrevocable until the Subordinated Note Obligations have been paid in full. The powers conferred on Second Lien Agent, for the benefit of the Subordinated Note Purchasers, under the Power of Attorney are solely to protect Second Lien Agent’s interests (for the benefit of the Subordinated Note Purchasers) in the Collateral and shall not impose any duty upon Second Lien Agent or any Subordinated Note Purchaser to exercise any such powers. Second Lien Agent agrees that (a) except for the powers granted in clause (h) of the Power of Attorney, it shall not exercise any power or authority granted under the Power of Attorney unless an Event of Default has occurred and is continuing, and (b) Second Lien Agent shall account to the Grantors for any moneys received by Second Lien Agent in respect of any foreclosure on or disposition of Collateral pursuant to the Power of Attorney provided that except as set forth in Section 15 hereof, none of Second Lien Agent or any Subordinated Note Purchaser shall have any duty as to any Collateral, and Second Lien Agent and Subordinated Note Purchasers shall be accountable only for amounts that they actually receive as a result of the exercise of such powers. NONE OF SECOND LIEN AGENT, SUBORDINATED NOTE PURCHASERS OR THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL BE RESPONSIBLE TO GRANTOR FOR ANY ACT OR FAILURE TO ACT UNDER ANY POWER OF ATTORNEY OR OTHERWISE, EXCEPT IN RESPECT OF DAMAGES ATTRIBUTABLE SOLELY TO THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION, NOR FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.

10. REMEDIES: RIGHTS UPON DEFAULT.

(a) In addition to all other rights and remedies granted to it under this Security Agreement, the Note Purchase Agreement, the other Note Documents and under any other instrument or agreement securing, evidencing or relating to any of the Subordinated Note Obligations, if any Event of Default shall have occurred and be continuing, Second Lien Agent may exercise all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, the Grantor expressly agrees that in any such event Second Lien Agent, without demand of performance or other demand, advertisement or notice of any kind (except the notices specified in the Note Purchase Agreement or the notices below of time and place of public or private sale) to or upon Grantor or any other Person (all and each of which demands, advertisements and other notices are hereby expressly waived to the maximum extent permitted by the Code and other applicable law), may forthwith enter upon the premises of the Grantor where any Collateral is located through self-help, without judicial process, without first obtaining a final judgment or giving the Grantor or any other Person notice and opportunity for a hearing on Second Lien Agent’s claim or action and may collect, receive, assemble, process, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, license, assign, give an option or options to purchase, or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at a public or private sale or sales, at any exchange at such prices as it may deem acceptable, for cash or on credit or for future delivery without assumption of any credit risk. Second Lien Agent or any Subordinated Note Purchaser shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of the Subordinated Note Purchasers, the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption the Grantor hereby releases. Such sales may be adjourned and continued from time to time with or without notice. Second Lien Agent shall have the right to conduct such sales on the Grantor’s premises or elsewhere and shall have the right to use the Grantor’s premises without charge for such time or times as Second Lien Agent deems necessary or advisable.

If any Event of Default shall have occurred and be continuing, the Grantor further agrees, at Second Lien Agent’s request, to assemble the Collateral and make it available to Second Lien Agent at a place or places designated by Second Lien Agent which are reasonably convenient to Second Lien Agent and the Grantor, whether at the Grantor’s premises or elsewhere. Until Second Lien Agent is able to effect a sale, lease, or other disposition of Collateral, Second Lien Agent shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by Second Lien Agent. Second Lien Agent shall have no obligation to the Grantor to maintain or preserve the rights of the Grantor as against third parties with respect to Collateral while Collateral is in the possession of Second Lien Agent. Second Lien Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of Second Lien Agent’s remedies (for the benefit of Subordinated Note Purchasers), with respect to such appointment without prior notice or hearing as to such appointment. Second Lien Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale to the Subordinated Note Obligations as provided in the Note Purchase Agreement, and only after so paying over such net proceeds, and after the payment by Second Lien Agent of any other amount required by any provision of law, need Second Lien Agent account for the surplus, if any, to the Grantor. To the maximum extent permitted by applicable law, the Grantor waives all claims, damages, and demands against Second Lien Agent or any Subordinated Note Purchaser arising out of the repossession, retention or sale of the Collateral except such as arise solely out of the gross negligence or willful misconduct of Second Lien Agent or such Subordinated Note Purchaser as finally determined by a court of competent jurisdiction. The Grantor agrees that ten (10) days’ prior notice by Second Lien Agent of the time and place of any public sale or of the time after which a private sale may take place is reasonable notification of such matters. Grantor shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all Subordinated Note Obligations, including any attorneys’ fees and other expenses incurred by Second Lien Agent or any Subordinated Note Purchaser to collect such deficiency.

(b) Except as otherwise specifically provided herein, Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

(c) To the extent that applicable law imposes duties on the Second Lien Agent to exercise remedies in a commercially reasonable manner, Grantor acknowledges and agrees that it is not commercially unreasonable for the Second Lien Agent in its exercise of remedies pursuant to this Section 10 (i) to fail to incur expenses reasonably deemed significant by the Second Lien Agent to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as the Grantor, for expressions of interest in acquiring all or any portion of such Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure the Second Lien Agent against risks of loss, collection or disposition of Collateral or to provide to the Second Lien Agent a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by the Second Lien Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Second Lien Agent in the collection or disposition of any of the Collateral.  The Grantor acknowledges that the purpose of this Section 10(c) is to provide non-exhaustive indications of what actions or omissions by the Second Lien Agent would not be commercially unreasonable in the Second Lien Agent's exercise of remedies against the Collateral and that other actions or omissions by the Second Lien Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 10(c). Without limitation upon the foregoing, nothing contained in this Section 10(c) shall be construed to grant any rights to the Grantor or to impose any duties on Second Lien Agent that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section 10(c).

(d) In the exercise of remedies pursuant to this Section 10, neither the Second Lien Agent nor the Subordinated Note Purchasers shall be required to make any demand upon, or pursue or exhaust any of their rights or remedies against, the Grantor, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Subordinated Note Obligations or to pursue or exhaust any of their rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof. Neither the Second Lien Agent nor the Subordinated Note Purchasers shall be required to marshal the Collateral or any guarantee of the Subordinated Note Obligations or to resort to the Collateral or any such guarantee in any particular order, and all of its and their rights hereunder or under any other Note Document shall be cumulative. To the extent it may lawfully do so, the Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Second Lien Agent or any Subordinated Note Purchaser, any valuation, stay, appraisement, extension, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Security Agreement, or otherwise.

11. GRANT OF LICENSE TO USE INTELLECTUAL PROPERTY COLLATERAL. For the purpose of enabling Second Lien Agent to exercise rights and remedies under Section 10 hereof (including, without limiting the terms of Section 10 hereof, in order to take possession of, hold, preserve, process, assemble, prepare for sale, market for sale, sell or otherwise dispose of Collateral) at such time as Second Lien Agent shall be lawfully entitled to exercise such rights and remedies, the Grantor hereby grants to Second Lien Agent, for the benefit of Subordinated Note Purchasers, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Grantor) to use or license Intellectual Property now owned or hereafter acquired by the Grantor and use commercially reasonable efforts to sublicense any hereafter acquired Intellectual Property and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.

12. LIMITATION ON SECOND LIEN AGENT’S AND SUBORDINATED NOTE PURCHASERS’ DUTY IN RESPECT OF COLLATERAL. Second Lien Agent and each Subordinated Note Purchaser shall use reasonable care with respect to the Collateral in its possession or under its control. Neither Second Lien Agent nor any Subordinated Note Purchaser shall have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of Second Lien Agent or such Subordinated Note Purchaser, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.

13. REINSTATEMENT. This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against the Grantor for liquidation or reorganization, should the Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of the Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Subordinated Note Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Subordinated Note Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Subordinated Note Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

14. NOTICES. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give and serve upon any other party any communication with respect to this Security Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be given in the manner, and deemed received, as provided for in the Note Purchase Agreement.

15. SEVERABILITY. Whenever possible, each provision of this Security Agreement shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision of this Security Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Security Agreement. This Security Agreement is to be read, construed and applied together with the Note Purchase Agreement and the other Note Documents which, taken together, set forth the complete understanding and agreement of Second Lien Agent, Subordinated Note Purchasers and Grantor with respect to the matters referred to herein and therein.

16. NO WAIVER; CUMULATIVE REMEDIES. Neither Second Lien Agent nor any Subordinated Note Purchaser shall by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by Second Lien Agent and then only to the extent therein set forth. A waiver by Second Lien Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Second Lien Agent would otherwise have had on any future occasion. No failure to exercise nor any delay in exercising on the part of Second Lien Agent or any Subordinated Note Purchaser, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law. None of the terms or provisions of this Security Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by Second Lien Agent and Grantor.

17. LIMITATION BY LAW. All rights, remedies and powers provided in this Security Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Security Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Security Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law

18. TERMINATION OF THIS SECURITY AGREEMENT. Subject to Section 10 hereof, this Security Agreement shall terminate when the Subordinated Note Obligations are paid in full.

19. SUCCESSORS AND ASSIGNS. This Security Agreement and all obligations of Grantor hereunder shall be binding upon the successors and assigns of the Grantor (including any debtor-in-possession on behalf of the Grantor) and shall, together with the rights and remedies of Second Lien Agent, for the benefit of Subordinated Note Purchasers, hereunder, inure to the benefit of Second Lien Agent and Subordinated Note Purchasers, all future holders of any instrument evidencing any of the Subordinated Note Obligations and their respective successors and assigns permitted under the Note Purchase Agreement. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Subordinated Note Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to Second Lien Agent, for the benefit of Subordinated Note Purchasers, hereunder. Grantor may not assign, sell, hypothecate or otherwise transfer any interest in or obligation under this Security Agreement.

20. COUNTERPARTS. This Security Agreement may be authenticated in any number of separate counterparts, each of which shall collectively and separately constitute one agreement. This Security Agreement may be authenticated by manual signature, facsimile or, if approved in writing by Second Lien Agent, electronic means, all of which shall be equally valid.

21. GOVERNING LAW. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE OTHER NOTE DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS SECURITY AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. THE GRANTOR HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK COUNTY, CITY OF NEW YORK, NEW YORK, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN GRANTOR, SECOND LIEN AGENT AND SUBORDINATED NOTE PURCHASERS PERTAINING TO THIS SECURITY AGREEMENT OR ANY OF THE OTHER NOTE DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY OF THE OTHER NOTE DOCUMENTS, PROVIDED, THAT SECOND LIEN AGENT, SUBORDINATED NOTE PURCHASERS AND GRANTOR ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK COUNTY, AND, PROVIDED, FURTHER, NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE SECOND LIEN AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF SECOND LIEN AGENT. GRANTOR EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND GRANTOR HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. GRANTOR HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO GRANTOR AT THE ADDRESS SET FORTH ON ANNEX I TO THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

22. WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT DISPUTES ARISING HEREUNDER OR RELATING HERETO BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, AMONG SECOND LIEN AGENT, SUBORDINATED NOTE PURCHASERS, AND GRANTOR ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED IN CONNECTION WITH, THIS SECURITY AGREEMENT OR ANY OF THE OTHER NOTE DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO.

23. SECTION TITLES. The Section titles contained in this Security Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

24. NO STRICT CONSTRUCTION. The parties hereto have participated jointly in the negotiation and drafting of this Security Agreement. In the event an ambiguity or question of intent or interpretation arises, this Security Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Security Agreement.

25. ADVICE OF COUNSEL. Each of the parties represents to each other party hereto that it has discussed this Security Agreement and, specifically, the provisions of Section 21 and Section 22, with its counsel.

26. BENEFIT OF SUBORDINATED NOTE PURCHASERS. All Liens granted or contemplated hereby shall be for the benefit of Subordinated Note Purchasers, and all proceeds or payments realized from Collateral in accordance herewith shall be applied to the Subordinated Note Obligations in accordance with the terms of the Note Purchase Agreement.

IN WITNESS WHEREOF, each of the parties hereto has caused this Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

ENCOMPASS GROUP AFFILIATES, INC., a Delaware corporation

By:	/s/ John E. Donahue
Name:	John E. Donahue
Title:	Secretary

ENCOMPASS GROUP AFFILIATES, INC., a Florida corporation

By:	/s/ John E. Donahue
Name:	John E. Donahue
Title:	Chief Financial Officer

SPECTRUCELL, INC., a Delaware corporation

By:	/s/ John E. Donahue
Name:	John E. Donahue
Title:	Chief Financial Officer

HUDSON STREET INVESTMENTS, INC., a Delaware corporation

By:	/s/ John E. Donahue
Name:	John E. Donahue
Title:	Chief Financial Officer

CYBER-TEST, INC., a Delaware corporation

By:	/s/ John E. Donahue
Name:	John E. Donahue
Title:	Chief Financial Officer

[SIGNATURE PAGE TO SECOND LIEN SECURITY AGREEMENT]

VANCE BALDWIN, INC., a Florida corporation

By:	/s/ John E. Donahue
Name:	John E. Donahue
Title:	Chief Financial Officer

TRITRONICS, INC., a Maryland corporation

By:	/s/ John E. Donahue
Name:	John E. Donahue
Title:	Chief Financial Officer

SANKATY ADVISORS, LLC,as Second Lien Agent

By:	/s/ Stuart Davies
Name:	Stuart Davies
Title:	Managing Director

[SIGNATURE PAGE TO SECOND LIEN SECURITY AGREEMENT]

SCHEDULE I
to
SECURITY AGREEMENT

COMMERCIAL TORT CLAIMS

SCHEDULE II
to
SECURITY AGREEMENT

FILING JURISDICTIONS

SCHEDULE III
to
SECURITY AGREEMENT

INSTRUMENTS
AND
LETTER OF CREDIT RIGHTS

SCHEDULE IV
to
SECURITY AGREEMENT

SCHEDULE OF OFFICES, LOCATIONS OF COLLATERAL
AND RECORDS CONCERNING EACH GRANTOR’S COLLATERAL

SCHEDULE V
to
SECURITY AGREEMENT

PATENTS, TRADEMARKS, DOMAIN NAMES AND COPYRIGHTS

PATENTS AND PATENT APPLICATIONS

TRADEMARK REGISTRATIONS

COPYRIGHTS

SCHEDULE VI
to
SECURITY AGREEMENT

INVESTMENT PROPERTY

ANNEX I
to
SECURITY AGREEMENT

ENCOMPASS GROUP AFFILIATES, INC. (Delaware)
c/o HIG Capital
855 Boylston Street
11th Floor
Boston, MA 02116
Telephone: (617) 262-8455
Facsimile: (617) 262-1505

ENCOMPASS GROUP AFFILIATES, INC. (Florida)
c/o HIG Capital
855 Boylston Street
11th Floor
Boston, MA 02116
Telephone: (617) 262-8455
Facsimile: (617) 262-1505

SPECTRUCELL, INC.
c/o HIG Capital
855 Boylston Street
11th Floor
Boston, MA 02116
Telephone: (617) 262-8455
Facsimile: (617) 262-1505

HUDSON STREET INVESTMENTS, INC.
c/o HIG Capital
855 Boylston Street
11th Floor
Boston, MA 02116
Telephone: (617) 262-8455
Facsimile: (617) 262-1505

CYBER-TEST, INC.
c/o HIG Capital
855 Boylston Street
11th Floor
Boston, MA 02116
Telephone: (617) 262-8455
Facsimile: (617) 262-1505

TRITRONICS, INC.
c/o HIG Capital
855 Boylston Street
11th Floor
Boston, MA 02116
Telephone: (617) 262-8455
Facsimile: (617) 262-1505

VANCE BALDWIN, INC.
c/o HIG Capital
855 Boylston Street
11th Floor
Boston, MA 02116
Telephone: (617) 262-8455
Facsimile: (617) 262-1505

EXHIBIT A

POWER OF ATTORNEY

This Power of Attorney is executed and delivered by Encompass Group Affiliates, Inc., a Delaware corporation, Encompass Group Affiliates, Inc., a Florida corporation, SpectruCell, Inc., a Delaware corporation, Hudson Street Investments, Inc., a Delaware corporation, Cyber-Test, Inc. a Delaware corporation, Tritronics, Inc., a Maryland corporation and Vance Baldwin, Inc., a Florida corporation (each a “Grantor”) to Sankaty Advisors, LLC (hereinafter referred to as “Attorney”), as Second Lien Agent for the benefit of Subordinated Note Purchasers, under the Amended and Restated Note Purchase Agreement and the Amended and Restated Security Agreement, both dated as of August 1, 2008, and other related documents (the “Note Documents”). No person to whom this Power of Attorney is presented, as authority for Attorney to take any action or actions contemplated hereby, shall be required to inquire into or seek confirmation from Grantor as to the authority of Attorney to take any action described below, or as to the existence of or fulfillment of any condition to this Power of Attorney, which is intended to grant to Attorney unconditionally the authority to take and perform the actions contemplated herein, and Grantor irrevocably waives any right to commence any suit or action, in law or equity, against any person or entity which acts in reliance upon or acknowledges the authority granted under this Power of Attorney. The power of attorney granted hereby is coupled with an interest, and may not be revoked or canceled by Grantor without Attorney’ s written consent until the Grantor’s obligations under the Note Documents are paid in full. Attorney shall exercise this Power of Attorney subject to and consistent with the terms of the Note Documents and this Power of Attorney; provided that the foregoing statement shall bind Attorney only and no person or entity acting in reliance upon or acknowledging the authority granted under this Power of Attorney shall be responsible for ascertaining whether Attorney’s actions are consistent with such terms.

Grantor hereby irrevocably constitutes and appoints Attorney (and all officers, employees or agents designated by Attorney), with full power of substitution, as Grantor’s true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Grantor and in the name of Grantor or in its own name, from time to time in Attorney’s discretion, until the Grantor’s obligations under the Note Documents are paid in full, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of the Note Documents and, without limiting the generality of the foregoing, Grantor hereby grants to Attorney the power and right, on behalf of Grantor, without notice to or assent by Grantor, and at any time, to do the following: (a) change the mailing address of Grantor, open a post office box on behalf of Grantor, open mail for Grantor, and ask, demand, collect, give acquittances and receipts for, take possession of, endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, and notices in connection with any property of Grantor; (b) effect any repairs to any asset of Grantor, or continue or obtain any insurance and pay all or any part of the premiums therefor and costs thereof, and make, settle and adjust all claims under such policies of insurance, and make all determinations and decisions with respect to such policies; (c) pay or discharge any taxes, liens, security interests, or other encumbrances levied or placed on or threatened against Grantor or its property; (d) defend any suit, action or proceeding brought against Grantor if Grantor does not defend such suit, action or proceeding or if Attorney believes that Grantor is not pursuing such defense in a manner that will maximize the recovery to Attorney, and settle, compromise or adjust any suit, action, or proceeding described above and, in connection therewith, give such discharges or releases as Attorney may deem appropriate; (e) file or prosecute any claim, litigation, suit or proceeding in any court of competent jurisdiction or before any arbitrator, or take any other action otherwise deemed appropriate by Attorney for the purpose of collecting any and all such moneys due to Grantor whenever payable and to enforce any other right in respect of Grantor’s property; (f) cause the certified public accountants then engaged by Grantor to prepare and deliver to Attorney at any time and from time to time, promptly upon Attorney’s request, the following reports: (1) a reconciliation of all accounts, (2) an aging of all accounts, (3) trial balances, (4) test verifications of such accounts as Attorney may request, and (5) the results of each physical verification of inventory; (g) communicate in its own name with any party to any Contract with regard to the assignment of the right, title and interest of the Grantor in and under the Contracts and other matters relating thereto; (h) to file such financing statements with respect to the Security Agreement, with or without Grantor's signature, or to file a photocopy of the Security Agreement in substitution for a financing statement, as the Second Lien Agent may deem appropriate and to execute in Grantor's name such financing statements and amendments thereto and continuation statements which may require the Grantor's signature; and (i) execute, in connection with any sale provided for in any Note Document, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral and to otherwise direct such sale or resale, all as though Attorney were the absolute owner of the property of Grantor for all purposes, and to do, at Attorney’s option and Grantor’s expense, at any time or from time to time, all acts and other things that Attorney reasonably deems necessary to perfect, preserve, or realize upon Grantor’s property or assets and Attorney’s Liens thereon, all as fully and effectively as Grantor might do. Grantor hereby ratifies, to the extent permitted by law, all that said Attorney shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, this Power of Attorney is executed by Grantor pursuant to the authority of its board of directors this 1st day of August, 2008.

ENCOMPASS GROUP AFFILIATES, INC., a Delaware corporation

By:
Name:
Title:

ENCOMPASS GROUP AFFILIATES, INC., a Florida corporation

By:
Name:
Title:

SPECTRUCELL, INC., a Delaware corporation

By:
Name:
Title:

HUDSON STREET INVESTMENTS, INC., a Delaware corporation

By:
Name:
Title:

CYBER-TEST, INC., a Delaware corporation

By:
Name:
Title:

TRITRONICS, INC., a Maryland corporation

By:
Name:
Title:

VANCE BALDWIN, INC., a Florida corporation

By:
Name:
Title:

NOTARY PUBLIC CERTIFICATE

On this ___ day of August, 2008, John E. Donahue, who is personally known to me appeared before me in his capacity as the Secretary of Encompass Group Affiliates, Inc., a Delaware corporation (“Grantor”), and executed on behalf of Grantor the Power of Attorney in favor of Sankaty Advisors, LLC, as Second Lien Agent for the Subordinated Note Purchasers, to which this Certificate is attached.

Notary Public

On this ___ day of August, 2008, John E. Donahue, who is personally known to me appeared before me in his capacity as the Chief Financial Officer of Encompass Group Affiliates, Inc., a Florida corporation (“Grantor”), and executed on behalf of Grantor the Power of Attorney in favor of Sankaty Advisors, LLC, as Second Lien Agent for the Subordinated Note Purchasers, to which this Certificate is attached.

Notary Public

On this ___ day of August, 2008, John E. Donahue, who is personally known to me appeared before me in his capacity as the Chief Financial Officer of SpectruCell, Inc. (“Grantor”) and executed on behalf of Grantor the Power of Attorney in favor of Sankaty Advisors, LLC, as Second Lien Agent for the Subordinated Note Purchasers, to which this Certificate is attached.

Notary Public

On this ___ day of August, 2008, John E. Donahue, who is personally known to me appeared before me in his capacity as the Chief Financial Officer of Hudson Street Investments, Inc. (“Grantor”) and executed on behalf of Grantor the Power of Attorney in favor of Sankaty Advisors, LLC, as Second Lien Agent for the Subordinated Note Purchasers, to which this Certificate is attached.

Notary Public

On this ___ day of August, 2008, John E. Donahue, who is personally known to me appeared before me in his capacity as the Chief Financial Officer of Cyber-Test, Inc.. (“Grantor”) and executed on behalf of Grantor the Power of Attorney in favor of Sankaty Advisors, LLC, as Second Lien Agent for the Subordinated Note Purchasers, to which this Certificate is attached.

Notary Public

On this ___ day of August, 2008, John E. Donahue, who is personally known to me appeared before me in his capacity as the Chief Financial Officer of Tritronics, Inc. (“Grantor”) and executed on behalf of Grantor the Power of Attorney in favor of Sankaty Advisors, LLC, as Second Lien Agent for the Subordinated Note Purchasers, to which this Certificate is attached.

Notary Public

On this ___ day of August, 2008, John E. Donahue, who is personally known to me appeared before me in his capacity as the Chief Financial Officer of Vance Baldwin, Inc. (“Grantor”) and executed on behalf of Grantor the Power of Attorney in favor of Sankaty Advisors, LLC, as Second Lien Agent for the Subordinated Note Purchasers, to which this Certificate is attached.

Notary Public